EXHIBIT 99.5
PVF CAPITAL CORP. NOMINEE HOLDER CERTIFICATION
     The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of PVF Capital Corp. (“PVF Capital”) pursuant to the rights offering (the “Rights Offering”) described and provided for in the PVF Capital prospectus, dated __________, 2009 (the “Prospectus”), hereby certifies to PVF Capital, Computershare Trust Company, N.A., as subscription agent for the Rights Offering, and to Stifel, Nicolaus & Company, Incorporated, as information agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription privilege (as defined in the Prospectus), and on behalf of such beneficial owners the number of shares of Common Stock subscribed for pursuant to the over-subscription privilege (as defined in the Prospectus), listing separately for each beneficial owner (without identifying any such beneficial owner), and (2) each such beneficial owner’s basic subscription privilege has been exercised in full if shares are subscribed pursuant to the over-subscription privilege:

		Rights Exercised	Number of Shares Subscribed
	Number of Shares of Common	Pursuant to Basic	for Pursuant to Over-
	Stock Owned on the Record Date	Subscription Privilege(A)	Subscription Privilege
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
Provide the following information if applicable:
Depository Trust Company (“DTC”)

Participant Number: __________________________________
Participant Name: __________________________________
By: ____________________________________________
Name: __________________________________________
Title: ___________________________________________
DTC Basic Subscription Confirmation Number(s)

(A) See note on bottom of Beneficial Owner Election Form.